SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Ferro Corporation

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FERRO CORPORATION 1000 LAKESIDE AVENUE CLEVELAND, OHIO 44114-1147 USA TELEPHONE: (216) 641-8580 FACSIMILE: (216) 875-7266 WEBSITE: www.ferro.com

March 26, 2004

Dear Shareholder:

     I cordially invite you to attend the Annual Meeting of Shareholders of Ferro Corporation, which will be held on Friday, April 30, 2004. The meeting will be held at Ferro’s headquarters located at 1000 Lakeside Avenue, Cleveland, Ohio, and will begin at 8:00 a.m. (Cleveland time).

     At the Annual Meeting, shareholders will vote on the election of four Directors. The following Proxy Statement contains information about those four Directors, as well as information about the Directors who will continue in office after the Annual Meeting, a description of our corporate governance practices, and other relevant information about our Company and the Annual Meeting.

     Regardless of the number of shares you own, your participation is important. I urge you to vote as soon as possible by telephone, the Internet or mail, even if you plan to attend the meeting. You may revoke your proxy at any time before the meeting regardless of your voting method. If you choose, you may also vote your shares personally at the meeting. In any case, your vote is important.

     I look forward to seeing you at the Annual Meeting.

Very truly yours,

Hector R. Ortino Chairman and Chief Executive Officer

ELECTION OF DIRECTORS
Background
Nominees for Election at this Annual Meeting
Board Meetings and Attendance
Director Compensation
Vote Required
Board Recommendation
CORPORATE GOVERNANCE
Corporate Governance Principles
Director Independence
Board Committees
Other Corporate Governance Measures
INFORMATION CONCERNING EXECUTIVE OFFICERS
Report of the Governance, Nomination & Compensation Committee
Executive Compensation
Stock Option Grants, Exercises and Year-End Values
Performance Share Awards and Payouts
Pension Benefits
Executive Employment Agreements and Change in Control Agreements
INDEPENDENT AUDITORS
Report of the Audit Committee
Appointment of Auditors
Auditors’ Fees
COMPARATIVE PERFORMANCE OF SHAREHOLDER RETURNS
SHAREHOLDINGS
Stock Ownership by Directors, Executive Officers and Employees
Stock Ownership by Other Major Shareholders
Section 16(a) Beneficial Ownership Reporting Compliance
SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
MISCELLANEOUS
Charter of the Audit Committee

Who is soliciting my proxy with this Proxy Statement?

     The Board of Directors of Ferro is soliciting your proxy in connection with our Annual Meeting of Shareholders.

Where and when will the meeting be held?

     This year’s meeting will be held on Friday, April 30, 2004, at our headquarters at 1000 Lakeside Avenue in Cleveland, Ohio. The meeting will begin at 8:00 a.m. (Cleveland Time).

What will be voted on at the meeting?

     At the meeting, shareholders will vote on the election of four Directors for three-year terms ending in 2007.

What if I wish to attend the meeting?

     If you wish to attend the meeting, you should so indicate on the enclosed attendance response card and return the card to Ferro. This will assist us with meeting preparations and enable us to expedite your admission to the meeting.

Who is entitled to vote at the meeting?

     The record date for this meeting is March 5, 2004. On that date, we had 41,910,141 shares of Common Stock (which have a par value of $1.00 per share) and 557,887 shares of Series A ESOP Convertible Preferred Stock (which have no par value) outstanding. Each of these shares will be entitled to one vote at the meeting. (The Common Stock and Series A ESOP Convertible Preferred Stock will vote together as a single class.)

How do I vote?

     You may cast your votes in person at the meeting or by any one of the following ways:

     By Telephone: You may call the toll-free number (1-800-542-1160) printed on your proxy card. Follow the simple instructions and use the personalized control number printed on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to return your proxy card.

     Over the Internet: You may visit the web site (www.votefast.com) printed on your proxy card. Follow the simple instructions and use the personalized control number printed on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Internet voting is available 24 hours a day. If you vote over the Internet, you do not need to return your proxy card.

     By Mail: You may mark, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope.

What if I change my mind before the meeting?

     If you change your mind, you may revoke your proxy by giving us notice either in writing before the meeting or at the meeting itself. (If you do revoke your proxy during the meeting, it will not, of course, affect any vote that has already been taken.)

PROXY STATEMENT

     This document is the Notice of Meeting and the Proxy Statement of the Board of Directors of Ferro Corporation in connection with the Annual Meeting of Shareholders to be held on Friday, April 30, 2004, at Ferro’s headquarters at 1000 Lakeside Avenue, Cleveland, Ohio, at 8:00 a.m. (Cleveland Time).

ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders will consider the election of four Directors for terms ending in 2007.

Background

     Our Board has ten Directors divided into three classes. The Directors in each class are elected for terms of three years so that the term of office of one class of Directors expires at each Annual Meeting. The following pages contain information about our Directors (both the nominees for re-election and the Directors whose terms will expire in later years).

Nominees for Election at this Annual Meeting

     The current terms of office of Michael H. Bulkin, Michael F. Mee, William J. Sharp, and Alberto Weisser will expire on the day of this Annual Meeting (as soon as they or their successors are elected). The Board has nominated each of these incumbents for re-election at this Annual Meeting. Following is information about these four Directors:

MICHAEL H. BULKIN

Age:	65
First Became a Ferro Director:	1998
Current Term Expires:	This Annual Meeting
Common Shares Owned:	29,344 Shares
Committee Assignments:	Governance, Nomination & Compensation Committee (Chair)
Technology Strategy Committee Executive Committee

Biographical Information:

Mr. Bulkin is a private investor. In 1965, he joined McKinsey & Company, Inc. (an international management consulting firm). He became a principal in 1970 and was elected a director in 1976. While serving with McKinsey & Company, Mr. Bulkin held several leadership positions including Managing Director of various offices, Chairman of the Partner Evaluation and Compensation Committee and member of the Shareholders Committee, Executive Committee, Strategy Development Committee, Professional Personnel Committee and Partner Election Committee. Mr. Bulkin retired from McKinsey & Company in 1993.

In 1994, Mr. Bulkin became a director of Bunge Limited, a global food and agribusiness company operating in the farm-to-consumer food chain. He is also currently an advisor to Three Cities Research (a private investment company) where he has served as a director of portfolio companies. Mr. Bulkin also serves as a director of American Bridge Company, a privately-held engineering, manufacturing and construction company, and Specified Technologies Inc., a privately-held fire stopping products company.

MICHAEL F. MEE

Age:	61
First Became a Ferro Director:	2001
Current Term Expires:	This Annual Meeting
Common Shares Owned:	10,402 Shares
Committee Assignments:	Finance Committee (Chair)
Governance, Nomination & Compensation Committee
Executive Committee

Biographical Information:

At the time of his retirement in March 2001, Mr. Mee served as Executive Vice President and Chief Financial Officer of Bristol-Myers Squibb Company, a pharmaceutical and related health care products company. Mr. Mee joined Bristol-Myers Squibb in 1994 as its Chief Financial Officer and later assumed additional responsibility for Corporate Development and Global Business Services. In 1999, he was made Executive Vice President and became a member of the Office of the Chairman in 2000.

Before joining Bristol-Myers Squibb, Mr. Mee was involved in the reorganization of Wang Laboratories as Chairman of the Board and earlier as Executive Vice President and Chief Financial Officer of the company. Prior to joining Wang Laboratories in 1990, Mr. Mee had positions of increasing responsibility with Norton Company, Monsanto Company, and Chrysler Corporation.

Mr. Mee also serves as a director of Lincoln National Corporation, an insurance and financial services company.

WILLIAM J. SHARP

Age:	62
First Became a Ferro Director:	1998
Current Term Expires:	This Annual Meeting
Common Shares Owned:	25,073 Shares
Committee Assignments:	Audit Committee
Governance, Nomination & Compensation Committee

Biographical Information:

Mr. Sharp serves as a consultant to various private equity groups.

In 2001, Mr. Sharp retired as President of North American Tire for The Goodyear Tire & Rubber Company, a tire, engineered rubber products and chemicals manufacturer.

Mr. Sharp began his career with Goodyear in 1964. Following various assignments in the United States and abroad, he was named Director of European Tire Production in 1984. He was appointed Vice President of Tire Manufacturing in 1987 and later Executive Vice President of Product Supply in 1991. In 1992, he became President and General Manager of Goodyear’s European Regional Operations. He was elected President of Goodyear Global Support Operations in 1996.

ALBERTO WEISSER

Age:	48
First Became a Ferro Director:	2000
Current Term Expires:	This Annual Meeting
Common Shares Owned:	10,373 Shares
Committee Assignments:	Audit Committee
Finance Committee

Biographical Information:

Mr. Weisser is Chairman and Chief Executive Officer of Bunge Limited, a global food and agribusiness company operating in the farm-to-consumer food chain.

Mr. Weisser joined Bunge as Chief Financial Officer in July 1993. In 1999, he was appointed Chief Executive Officer and then Chairman later in the year. He has served as a member of the Bunge Board of Directors since May 1997. Before joining Bunge, Mr. Weisser served in various finance-related positions for the BASF Group for 15 years in Germany, the United States, Mexico, and Brazil.

Mr. Weisser is also a member of the Board of Directors of Rabobank’s North American Agribusiness Advisory Board.

     All four of the nominees above have agreed to stand for re-election. While we have no reason to believe that any of these nominees will be unable or unwilling to serve at the time of the Annual Meeting, in the unlikely event any of them does not stand for re-election, the Board will reduce the authorized number of Directors.

Directors Continuing in Office

     The following are the Directors who will continue in office after the Annual Meeting:

SANDRA AUSTIN CRAYTON

Age:	56
First Became a Ferro Director:	1994
Current Term Expires:	2005
Common Shares Owned:	30,612 Shares
Committee Assignments:	Technology Strategy Committee (Chair)
Executive Committee

Biographical Information:

Ms. Crayton is the retired President and CEO, of PhyServ, LLC, a healthcare billing, collections, receivables and information company.

Between 1981 and 1988, Ms. Crayton served as the Director of Planning, Vice President and President of the Huron Road Hospital in Cleveland. In 1988, she was appointed Senior Vice President and General Manager of the Medical/Surgical and Psychiatry Management Centers of University Hospitals of Cleveland. From 1990 to 1994, Ms. Crayton served as the Executive Vice President and Chief Operating Officer of The University of Chicago Hospitals. In 1994, she was appointed President of Caremark Clinical Management Services, a division of Caremark Rx, Inc. In 1995, Ms. Crayton was named President of Caremark Physician Services, a division of Caremark, Inc., which provides physician practice management services. Between 1997 and 1999, Ms. Crayton was President and Chief Executive Officer of Sedona Health Care Group, Inc. In 1999, she became President and CEO of PhyServ LLC and retired from that position on June 1, 2001, when the company was sold.

Ms. Crayton also serves as a director of Gambro AB (a medical technology and healthcare company) and NCCI Holdings, Inc. (a workers compensation database management firm).

JENNIE S. HWANG, Ph.D.

Age:	56
First Became a Ferro Director:	2001
Current Term Expires:	2006
Common Shares Owned:	7,348 Shares
Committee Assignments:	Audit Committee
Technology Strategy Committee

Biographical Information:

Dr. Hwang has served as President of H-Technologies Group, Inc. (an intellectual property and service company in the microelectronics industry) since 1994. Dr. Hwang was also the CEO of International Electronic Materials Corporation (a manufacturing company she founded that was later sold). Prior to establishing these companies, Dr. Hwang held various senior executive positions with Lockheed Martin Corp., SCM Corp. (Hanson, PLC), and Sherwin Williams Co. She holds a Ph.D. in engineering and two M.S. degrees in liquid crystals and chemistry. She served as National President of the Surface Mount Technology Association and is a worldwide speaker and author of 250 publications and several internationally-used textbooks on leading technologies and global market thrusts.

Dr. Hwang has been elected to the National Academy of Engineering. She is also a board member of Second Bancorp, Inc., Singapore Asahi Chemical Industries, Pte. Ltd., Cleveland State University Foundation and Case Western Reserve University.

WILLIAM B. LAWRENCE

Age:	59
First Became a Ferro Director:	1999
Current Term Expires:	2005
Common Shares Owned:	15,008 Shares
Committee Assignments:	Audit Committee (Chair)
Governance, Nomination & Compensation Committee
Executive Committee

Biographical Information:

Before the sale of TRW Inc. to Northrop Grumman in December 2002, Mr. Lawrence served as TRW’s Executive Vice President, General Counsel & Secretary. TRW was a provider of advanced technology products and services for the global automotive, aerospace and information systems markets.

Mr. Lawrence first joined TRW in 1976 as counsel specializing in securities and finance. He held positions of increasing responsibility within the TRW law department until his appointment as TRW’s Executive Vice President of Planning, Development and Government Affairs in 1989. In 1997, Mr. Lawrence was named to the position of Executive Vice President, General Counsel & Secretary.

Mr. Lawrence also serves as a director of Brush Engineered Materials Inc. (a manufacturer of high-performance engineered materials).

HECTOR R. ORTINO

Age:	61
First Became a Ferro Director:	1993
Current Term Expires:	2006
Common Shares Owned:	744,798 Shares(1)
Series A ESOP Convertible Preferred Shares	3,955 Shares
Committee Assignment:	Executive Committee (Chair)

Biographical Information:

Mr. Ortino has been Ferro’s Chairman and Chief Executive Officer since 1999. Mr. Ortino began his career with Ferro Argentina in 1971 and held several financial and operating positions in Argentina and Mexico. In 1983, he moved to Cleveland and served in several progressively more responsible financial and administrative positions, including Executive Vice President and Chief Financial-Administrative Officer. In 1996, he was named Ferro’s President and Chief Operating Officer. Before joining Ferro, Mr. Ortino was with Columbia Broadcasting Systems Inc., Argentina and Pfizer, Inc., Argentina.

Mr. Ortino is also a director of Parker Hannifin Corporation (a producer of motion and control components for commercial, industrial and aerospace markets) and New York Life Insurance Company (a mutual life insurance company).

(1)	The shares reported as owned by Mr. Ortino include shares that he owns beneficially but not of record. An individual is deemed to be the beneficial owner of shares over which he exercises or shares voting power or investment power. The number of shares reported above for Mr. Ortino includes 149,500 shares issued to him under the Performance Share Plan and 2003 Long-Term Incentive Compensation Plan that are subject to risk of forfeiture based upon the terms of those plans and 494,611 shares that may be acquired by Mr. Ortino pursuant to exercisable stock options as of May 4, 2004.

DENNIS W. SULLIVAN

Age:	65
First Became a Ferro Director:	1992
Current Term Expires:	2005
Common Shares Owned:	39,523 Shares
Committee Assignments:	Finance Committee
Technology Strategy Committee Executive Committee

Biographical Information:

Mr. Sullivan retired as Executive Vice President of Parker Hannifin Corporation, a producer of motion and control components for commercial, industrial and aerospace markets, on December 31, 2003. Mr. Sullivan began his career with Parker in 1960. He became Group Vice President in 1972, President of the Fluid Connectors Group in 1976, Corporate Vice President in 1978, President of the Fluidpower Group in 1979, and President of the Industrial Sector in 1980. He became an Executive Vice President of Parker in 1981.

Mr. Sullivan is also a director of KeyCorp (a bank holding company).

PADMASREE WARRIOR

Age:	43
First Became a Ferro Director:	2002
Current Term Expires:	2006
Common Shares Owned:	6,710 Shares
Committee Assignments:	Finance Committee
Technology Strategy Committee

Biographical Information:

Ms. Warrior is Senior Vice President & Chief Technology Officer of Motorola, Inc., an integrated communications and embedded electronic solutions company. Ms. Warrior previously served as Corporate Vice President and General Manager for Motorola’s Energy Systems Group, where she was responsible for all aspects of the business, and General Manager for Thoughtbeam, Inc., a wholly-owned subsidiary of Motorola, where she led the effort to commercialize research efforts relating to compound semiconductor materials.

Prior to these assignments, Ms. Warrior was Corporate Vice President and Chief Technology Officer for Motorola’s Semiconductor Products Sector where she led the sector’s global research and development organization and was responsible for the sector’s technology strategy and embedded systems solutions.

Board Meetings and Attendance

     The Board met five times in 2003. Committees of the Board met from time to time upon call of the Chairman of the Board or individual committee Chairs. During 2003, each Director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served.

     Although we do not have a formal policy with respect to Director attendance at the Annual Meeting of Shareholders, the Directors are encouraged to attend. All of our Directors did attend last year’s Annual Meeting.

Director Compensation

     Other than Mr. Ortino (who does not receive Director fees), each Director was paid an annual fee of $30,000 and an attendance fee of $1,500 per day for meetings of the Board and $1,000 for committee meetings. The Chairs of the Audit Committee and the Governance, Nomination & Compensation Committees are paid an additional annual fee of $10,000 each, and the Chairs of the Finance and Technology Strategy Committees are paid an additional fee of $4,000 each. In addition, in 2003 Ferro granted each Director (other than Mr. Ortino) an option to purchase 7,000 shares of Common Stock under the Long-Term Incentive Compensation Plan described on page 11 below.

     Directors may defer their fees into a Ferro Common Stock account. Amounts so deferred are invested in Ferro Common Stock and dividends on those shares are reinvested in Ferro Common Stock. Ferro distributes the amounts in a Director’s deferred account after he or she retires or otherwise leaves the Board.

Vote Required

     Unless cumulative voting is requested, the election of Directors will be by a plurality of shares present and voting at the Annual Meeting.

     If the election of Directors is by cumulative voting (see page 24 below), then the four nominees who receive the highest number of votes cast on a cumulative basis will be elected.

Board Recommendation

     The Board recommends that you vote FOR the election of Messrs. Bulkin, Mee, Sharp and Weisser. Unless you instruct otherwise on your proxy card or telephone or Internet voting instructions, your proxy will be voted in accordance with the Board’s recommendation.

     If the election of Directors is by cumulative voting (see page 24 below), however, the persons appointed by your proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment.

CORPORATE GOVERNANCE

     Ferro’s Board has long followed, both formally and informally, corporate governance principles designed to assure that the Board, through its membership, composition, and committee structure, is able to provide informed, competent and independent oversight of the Company.

     In response to the enactment of the Sarbanes-Oxley Act and other developments in corporate governance, during 2003 and 2004 the Board has reviewed Ferro’s corporate governance policies and committee charters to assure that the Board continues to meet fully its responsibilities to our shareholders and the investing public.

     Below is a description of the measures in place to assure that objective is met:

Corporate Governance Principles

     The Board has recently reviewed and adopted Corporate Governance Principles. These Corporate Governance Principles, which may be found on Ferro’s website, are intended to assure that Ferro’s Director qualifications, Committee structure and overall Board processes provide good corporate governance and independent oversight of the Company’s management.

Director Independence

     The Board has also recently adopted formal Guidelines for Determining Director Independence, which may also be found on Ferro’s website. The purpose of these Guidelines is to assist the Board in its evaluation of and determination as to the independence of members of the Board. The Guidelines meet or exceed in all respects the standards set forth in section 303A of the NYSE listing standards, and the Board has determined that all Directors other than the Chief Executive Officer qualify as “independent” under such standards.

Board Committees

     The Directors have five committees as follows:

•	Audit Committee

     The Audit Committee assists the Board with oversight of the integrity of Ferro’s financial statements, Ferro’s compliance with legal and regulatory requirements relating to its financial reports (including the annual Audit Committee report as required by the Securities Exchange Act of 1934), Ferro’s external independent auditors’ qualifications, independence, and performance, the performance of Ferro’s internal audit and risk management functions, compliance with Ferro’s legal and ethical policies, and Ferro’s accounting practices and systems of internal control. The Audit Committee is not, however, responsible for conducting audits, preparing financial statements, or accuracy of any financial statements or filings, all of which remain the responsibility of management and the independent auditors.

     The Audit Committee’s charter is included as Appendix A to this Proxy Statement and can be found on Ferro’s website.

     The members of the Audit Committee are Dr. Hwang and Messrs. Lawrence, Sharp, and Weisser. Mr. Lawrence serves as the Chair. Each member of the Audit Committee is “independent” as required under section 301 of the Sarbanes-Oxley Act of 2003, as well as under the standards contained in section 303A of the NYSE listing standards. The Board has determined, in its best judgment, that more than one member of the Audit Committee has the accounting and related financial management experience and expertise to qualify as an audit committee “financial expert” as defined in section 407 of the Sarbanes-Oxley Act and the SEC’s rules under that statute. The Board, however, has designated Alberto Weisser as the Audit Committee’s named financial expert. (Mr. Weisser’s biography is on page 3 above.) The Board has further determined that each member of the Audit Committee has the requisite financial literacy required under section 303A of the NYSE listing standards to serve on the Audit Committee.

     The Audit Committee met three times in 2003, in addition to holding conference calls in advance of the release of Ferro’s quarterly results. The Audit Committee’s report is on page 19 below.

•	Governance, Nomination & Compensation Committee

     The Governance, Nomination & Compensation Committee (formerly known as the Compensation & Organization Committee) is responsible for recommending to the Board corporate governance principles, overseeing adherence to the corporate governance principles adopted by the Board, recommending to the Board criteria and qualifications for new Board members, recommending to the Board nominees for appointment or election as Directors, recommending to the Board the composition of committees and the chairs of each, recommending policies for compensation of directors, and setting the compensation of Ferro’s chief executive officer. The Committee’s charter may be found on Ferro’s website.

     In its role as the nominating body for the Board, the Committee reviews the credentials of potential Director candidates (including potential candidates recommended by shareholders), conducts interviews and makes formal recommendations to the Board for the annual and any interim election of Directors. In making its recommendations, the Committee considers a variety of factors, including skills, independence, background, experience, diversity, independence and compatibility with existing Board members. Other than the foregoing, there are no stated minimum criteria for Director nominees, although the Committee may also consider such other factors as it deems appropriate in the best interests of Ferro and its shareholders.

     The Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. If any Board member does not wish to continue in service or if the Committee or the Board decides not to nominate a member for re-election, then the Committee identifies the desired skills and experience in light of the criteria outlined above. The Committee then establishes a pool of potential Director candidates from recommendations from the Board, senior management and shareholders. The Committee may also retain a third party search firm to assist in the identification of Director candidates.

     The Committee will consider candidates for Director who are recommended by shareholders. Shareholder recommendations should be submitted in writing to: Secretary, Ferro Corporation, 1000 Lakeside Avenue, Cleveland, Ohio 44114-1147 USA. The recommendation letter should include the shareholder’s own name, address and the number of shares owned and the candidate’s name, age, business address, residence address, and principal occupation, as well as the number of shares the candidate owns. The letter should provide all of the information that would need to be disclosed in the solicitation of proxies for the election of directors under Federal securities laws. Finally, the shareholder should also submit the recommended candidate’s written consent to be elected and commitment to serve if elected. Ferro may also require a candidate to furnish additional information regarding his or her eligibility and qualifications.

     Messrs. Bulkin, Lawrence, Mee and Sharp are the members of the Governance, Nomination & Compensation Committee, with Mr. Bulkin serving as the Chair. All members of this Committee meet the “independence” standards contained in section 303A New York Stock Exchange’s listing standards.

     The Governance, Nomination & Compensation Committee met five times in 2003. Its report is on pages 11 to 13 below.

•	Finance Committee

     The Finance Committee has oversight responsibilities with respect to reviewing the Company’s capital structure, worldwide capital needs, major capital allocations, financial position, and related financial covenants and recommending to the Board financial programs and plans for implementing such programs. This Committee’s charter may also be found on Ferro’s website.

     The Finance Committee met two times in 2003. Ms. Warrior and Messrs. Mee, Sullivan and Weisser are the members of the Finance Committee, with Mr. Mee serving as the Chair.

•	Technology Strategy Committee

     The Technology Strategy Committee has responsibility for considering new business initiatives presented by management in the electronics, pharmaceuticals and other high technology sectors and for evaluating and recommending strategies for developing and adding to the technologies involved in those initiatives.

     Ms. Crayton, Dr. Hwang, Ms. Warrior, Mr. Bulkin, and Mr. Sullivan are members of the Technology Strategy Committee, with Ms. Crayton serving as the Chair. This Committee met three times in 2003 and its charter may also be found on Ferro’s website.

•	Executive Committee

     The Executive Committee meets only in special or emergency circumstances that arise between Board meetings. Ms. Crayton and Messrs. Bulkin, Lawrence, Mee, Ortino and Sullivan are members of the Executive Committee, with Mr. Ortino serving as the Chair. The Executive Committee did not meet during 2003.

Other Corporate Governance Measures

     Ferro’s independent Directors meet at regularly scheduled executive sessions at least once each year. These meetings are chaired by a lead Director selected from among the committee Chairs on a rotating basis. Neither the Chief Executive nor any other member of management attends these meetings. Following each executive session, the non-management Directors invite the Chief Executive Officer to join their meeting and share with him or her, at their discretion, any observations, comments, or concerns they may have.

     The independent Directors also have access to Ferro management as they deem necessary or appropriate. And, the Chairs of the Audit Committee and the Governance, Nomination & Compensation Committee meet periodically with members of senior management.

     Finally, Ferro has adopted a series of policies dealing with business conduct and ethics. These policies apply to all Ferro Directors, officers, and employees. A summary of these policies may be found on Ferro’s website and the full text of the policies is available in print free of charge by writing to: General Counsel, Ferro Corporation, 1000 Lakeside Avenue, Cleveland, Ohio 44114-1147 USA. To further assure compliance, Ferro maintains a worldwide hotline that allows employees to report confidentially any detected violations of these legal and ethical conduct policies. Waivers of those policies may be made, if at all, only by the Directors and, in the unlikely event any such waivers are granted, such waivers will be posted promptly on Ferro’s website.

     Any shareholder who wishes to communicate directly and confidentially with the lead Director or the independent Directors as a group may contact the independent Directors at the following website: www.ferrodirectors.com. The independent Directors will handle such communications confidentially.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Report of the Governance, Nomination & Compensation Committee

Our Compensation Program

     Ferro’s management compensation program is designed to balance current performance with achievement of long-term objectives and to align the interests of senior management with those of the shareholders. The three key elements of this program are (1) an annual base salary, (2) an annual incentive bonus, and (3) long-term incentives. The Chairman and Chief Executive Officer’s compensation includes all three of these elements. The Governance, Nomination & Compensation Committee has general responsibility for administering the compensation program.

     Annual Base Salary. The Committee sets the annual base salary of all executive officers, including the Chief Executive Officer. The Chief Executive Officer makes recommendations to the Committee as to the base salaries of officers other than himself. The Chief Executive Officer does not, however, participate in deliberations concerning his own compensation.

     Annual Incentive Bonus. Annual cash bonuses are paid to management employees under an annual incentive compensation plan. Under this plan, the Chairman and Chief Executive Officer’s achievement is measured exclusively by attainment of mathematical targets. Awards for other senior managers are based on achievements measured primarily by attainment of mathematical targets, but they are also measured to a lesser extent by personal performance objectives.

     Each year the Committee determines which senior managers will participate in the annual incentive compensation plan, determines the applicable percentage of salary to be used for bonus measurement, and sets the mathematical targets by which the level of bonus achievement will be measured.

     Long-Term Incentives. Historically, Ferro has used two forms of long-term incentives – stock options and performance shares. Previously, these two forms of incentives were governed by separate plans – the Ferro Employee Stock Option Plan and the Ferro 1997 Performance Share Plan. At last year’s Annual Meeting, our shareholders adopted a new plan – the 2003 Long-Term Incentive Compensation Plan – that contemplates the grant of stock options, performance shares and other forms of long-term incentive compensation. In 2003, the only grants made under the Long-Term Incentive Compensation Plan were of stock options and performance shares. The terms of grants of stock options and performance shares may be summarized as follows:

•	Stock Options. Stock options are issued under the 2003 Long-Term Incentive Compensation Plan. Stock options are issued at no less than the current market price at the date of grant. Stock options have a maximum term of ten years and vest evenly over four years on the anniversary of the grant date. The Committee determines which employees receive stock options and the number of option shares granted to such employees in accordance with the terms of the Plan.

•	Performance Shares. Performance shares are also awarded under the 2003 Long-Term Incentive Compensation Plan. Employees are awarded a nominal or target number of shares. At the end of a pre-determined performance period (usually three years), a determination is made whether and to what extent the pre-established performance targets have been achieved. Unless target levels of performance are achieved, employees’ actual payouts under the plan can be significantly below the nominal values of the awards. Payments under this plan are made one-half in shares and one-half in cash.

2003 Executive Compensation

     Compensation of the Chief Executive Officer. The Committee was responsible for setting the compensation package for Mr. Ortino, Ferro’s Chairman and Chief Executive Officer. To assist in its evaluations, the Committee retained Watson Wyatt & Company (“Watson Wyatt”) as its independent executive consultants. Watson Wyatt’s advice was based on a variety of competitive data maintained by, or available to, Watson Wyatt.

     From these data, Watson Wyatt made recommendations to the Committee as to competitive levels of each element of Mr. Ortino’s compensation (base salary, annual incentive and long-term incentive). The Committee took these recommendations into consideration in setting Mr. Ortino’s compensation. The Committee’s policy is to attain competitive levels of executive compensation for each of these elements.

     For 2003, the Committee set the following compensation for Mr. Ortino:

Base Salary	Annual Incentive Bonus	Stock Options	Performance Shares
$800,000 (1)	$336,360	175,000 Shares	40,000 Shares

(1)	Mr. Ortino’s base salary was set at $800,000 effective April 1, 2003. Before that date, his 2003 base salary was $775,000.

     The recommendations of the Committee represented satisfaction with the manner in which Mr. Ortino performed his responsibilities as Chairman and Chief Executive Officer during a challenging year. In particular, the Committee’s decision was based upon Mr. Ortino’s results orientation, sound business judgment, and continued success in integrating the dmc2 business, as well as short- and long-term strategic planning and the results achieved by Ferro in a difficult business environment. The recommendations and actions of the Committee included consideration of Watson Wyatt’s data as to competitive standards of compensation in the marketplace.

     Mr. Ortino’s base salary was in the third quartile of competitive market salary data as reported by Watson Wyatt. Mr. Ortino’s annual incentive bonus target amount equaled 75% of his base salary, a percentage that, if achieved, would have placed Mr. Ortino’s bonus in the third quartile of other companies in the marketplace for 2003 as reported by Watson Wyatt. Based on the mathematical application of performance factors for earnings per share growth, sales growth and debt reduction, Mr. Ortino’s actual bonus for 2003 equaled 42% of his base salary rate.

     With respect to long-term incentives, Mr. Ortino’s 2003 stock option award was in the fourth quartile and his 2003 performance share award was in the fourth quartile of long-term incentive programs of comparable companies in the marketplace as reported by Watson Wyatt. The actual future value of stock option awards will, of course, be a function of the market value for Ferro stock in the future. The actual future value of performance share awards will be a function both of the future market value of Ferro stock and of the degree of achievement of performance targets.

     Compensation of Senior Management. Mr. Ortino strongly advocates, and the Committee concurs, that a substantial portion of executive compensation should be variable, based upon performance of the Company and results achieved by each member of management.

     In making its determinations with respect to Messrs. Bays, Gannon, and Kramer and Ms. Pitts, the Committee considered and discussed the same materials and information that were considered with respect to Mr. Ortino. With respect to these executives, the Committee also considered its and Mr. Ortino’s evaluation of their individual performances. In the case of Mr. Kramer and Ms. Pitts, who have direct responsibilities with respect to Ferro business operations, their levels of achievement under the Annual Incentive Compensation Plan and Performance Share Plan were also materially affected by the performance of the specific operations for which they are responsible.

     Based on the foregoing, the target bonuses for the four named senior executives as a group were in the third quartile of the peer companies reported in Watson Wyatt’s competitive market data.

Interlocks and Insider Participation

     During 2003, no officer or employee of Ferro served as a member of the Compensation & Organization Committee (now known as the Governance, Nomination & Compensation Committee). Also, during 2003, there were no interlocking relationships (as described in
Item 402(j) of SEC Regulation S-K) between members of the Compensation & Organization Committee and Ferro.

Section 162(m) Limitation

     In 1993, the Internal Revenue Code was amended to add section 162(m), which generally provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and any of its four highest paid executive officers is no longer deductible by a company unless the compensation qualifies for an exception. Section 162(m) provides an exception for performance-based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goals, are satisfied. The 2003 Long-Term Incentive Compensation Plan contains the provisions necessary to qualify the Plan under the section 162(m) exception and preserve the tax deductibility to the Company of compensation paid to executives under these plans in the future. Mr. Ortino received compensation in excess of $1 million in 2003.

Respectfully submitted,

Michael H. Bulkin, Chairman William B. Lawrence Michael F. Mee William J. Sharp

Executive Compensation

     The following table shows on an accrual basis the elements of compensation paid or awarded during each of the last three fiscal years to the Chief Executive Officer and each of our other four highest paid executive officers.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
						Performance and
Name and Principal						Reward Shares		All Other Compen-
Position	Year	Salary	Bonus	Other (1)	Options(2)	Awards(3)	Payouts	sation(4)
Hector R. Ortino	2003	$793,750	$336,360	$120,909	175,000	$850,400	$769,907	$127,319
Chairman and	2002	700,000	787,500	96,081	155,000	930,750	1,112,819	91,668
Chief Executive Officer	2001	700,000	525,000	101,977	122,000	778,800	501,435	96,522

James C. Bays(5)	2003	258,000	56,290	16,108	35,000	127,560	75,346	19,560
Vice President and	2002	240,000	133,200	12,030	30,000	153,000	—	7,000
General Counsel	2001	170,000	128,700	3,857	15,000	88,500	—	89,448

Thomas M. Gannon(6)	2003	224,145	61,430	6,585	50,000	145,800	—	47,155
Vice President and	2002	—	—	—	—	—	—	—
Chief Financial Officer	2001	—	—	—	—	—	—	—

Dale G. Kramer(5)	2003	295,000	39,557	20,442	55,000	180,710	66,571	18,963
Vice President,	2002	240,000	159,235	16,745	45,000	191,250	0	14,631
Performance Chemicals	2001	216,667	52,608	8,235	15,000	118,000	—	12,984

Millicent W. Pitts(5)	2003	285,000	62,455	15,647	55,000	180,710	122,479	25,454
Vice President,	2002	240,000	135,566	12,461	40,000	245,550	177,039	21,401
Tile Coating Systems	2001	225,333	150,024	9,850	21,000	118,000	75,975	18,539

(1)	This column includes dividends paid during 2003 on target performance shares awarded for performance periods 2000-2002, 2001-2003, 2002-2004, and 2003-2005 as follows: Mr. Ortino, $62,495; Mr. Bays, $8,265; Mr. Gannon, $1,740; Mr. Kramer, $11,383; and Ms. Pitts, $11,383. This column also includes $11,176 of above-market interest credited to Mr. Ortino under the Executive Deferred Compensation Plan.

(2)	With the exception of grants made to Messrs. Bays and Gannon at the time of their joining Ferro (May 16, 2001, in the case of Mr. Bays; May 16, 2003, in the case of Mr. Gannon), these stock options were granted on February 9, 2001, February 11, 2002, and February 28, 2003.

(3)	The values reported in this column are based on awards made under Ferro long-term incentive compensation plans. The first plan is the 2003 Long-Term Incentive Compensation Plan described on page 11 above. With respect to this plan, the values reported represent the number of performance shares awarded times the market price of Ferro Common Stock on the date of the award. With these awards, the actual number of shares that will be paid out for any given three-year performance period will depend upon the level of achievement during such period and can equal up to twice the number of shares awarded. Dividends are paid to recipients of the performance shares during the three-year performance period.

At December 31, 2003, the persons listed above held the following number of performance shares applicable to performance periods not yet completed, valued at the value of the underlying shares at December 31, 2003: Mr. Ortino, 76,500 shares, valued at $2,081,565; Mr. Bays, 12,000 shares, valued at $326,520; Mr. Gannon, 6,000 shares, valued at $163,260; Mr. Kramer, 16,000 shares, valued at $435,360; and Ms. Pitts, 15,500 shares, valued at $421,755.

The second plan is the Acquisition Performance Reward Plan. Under this plan, awards of Reward Shares are made to selected employees on completion of acquisitions. The maximum achievement under this plan, based on the degree of achievement of pre-established targets, is two times the number of Reward Shares awarded. No dividends are paid on Reward Shares during the performance period. In connection with the dmc[2] acquisition, on December 5, 2002, Ms. Pitts was awarded 3,000 Reward Shares, valued at $67,050, under the Acquisition Performance Reward Plan.

(4)	This column includes the following amounts for 2003: Company matching payments under the Savings and Stock Ownership Plan (Mr. Ortino, $8,000; Mr. Bays, $8,000; Mr. Gannon, $5,355; Mr. Kramer, $7,860; Ms. Pitts, $8,000); Company contributions to the Supplemental Executive Defined Contribution Plan (Mr. Ortino, $98,883; Mr. Bays, $11,560; Mr. Kramer, $11,103; Ms. Pitts, $17,454); term life insurance premiums (Mr. Ortino, $20,436); and relocation expense (Mr. Gannon, $41,800).

(5)	In 2002, management elected not to implement approved salary increases due to general business conditions. The year-to-year increases in base salaries for Ms. Pitts and Messrs. Bays and Kramer were not due to salary increases in 2002. Mr. Bays had been employed by Ferro for only a portion of calendar year 2001; his base salary did not change from 2001 to 2002. Mr. Kramer and Ms. Pitts each received a salary increase in September 2001 on promotion to their current positions and those salary levels were maintained throughout 2002.

(6)	Mr. Gannon joined Ferro as its Vice President and Chief Financial Officer in May 2003.

Stock Option Grants, Exercises and Year-End Values

     The following table sets forth information with respect to each of the five highest paid executive officers of Ferro regarding grants under the 2003 Long-Term Incentive Compensation Plan during the fiscal year ended December 31, 2003:

Option Grants in 2003

		% of Total
		Options			Present Value
	Options	Granted to	Exercise		at Date of
Name	Granted(1)	Employees	Price	Expiration Date	Grant(2)
Hector R. Ortino	175,000	21.1%	$21.26	February 28, 2013	$1,179,500
James C. Bays	35,000	4.2%	21.26	February 28, 2013	235,900
Thomas M. Gannon	50,000	6.0%	24.30	May 16, 2013	337,000
Dale G. Kramer	55,000	6.6%	21.26	February 28, 2013	370,700
Millicent W. Pitts	55,000	6.6%	21.26	February 28, 2013	370,700

(1)	Stock options have a maximum term of ten years and vest evenly over four years on the anniversary of the grant date. In the case of death, retirement, disability or change in control, the options become 100% exercisable.

(2)	The grant date present value has been calculated using the Black-Scholes method of option valuation. The model assumes the following: (a) an option term of ten years, (b) an interest rate that represents the interest rate on a U.S. Treasury bond with a 30-year maturity, (c) volatility calculated using month-end stock prices for the past three calendar years, and (d) the stock’s annual dividend yield over the past three years.

     The following table sets forth for each of the five highest compensated executive officers the exercises of stock options under previous Ferro stock option plans during the year ended December 31, 2003:

Option Exercises in 2003

			Number of		Value of Unexercised
			Unexercised Options		“In-the-Money” Options
	Shares		at December 31, 2003		at December 31, 2003(1)
	Acquired	Realized		Not		Not
Name	on Exercise	on Exercise	Exercisable	Exercisable	Exercisable	Exercisable
Hector R. Ortino	22,500	$41,249	364,799	374,201	$2,264,473	$1,633,767
James C. Bays	0	0	13,125	63,125	52,369	286,269
Thomas M. Gannon	—	—	—	50,000	—	145,500
Dale G. Kramer	0	0	22,007	98,493	80,757	425,498
Millicent W. Pitts	0	0	51,786	106,714	241,953	495,920

(1)	Value of unexercised in-the-money options is based on Ferro’s NYSE closing Common Stock price on December 31, 2003, of $27.21.

Performance Share Awards and Payouts

     The following table sets forth information relating to performance share awards under the 2003 Long-Term Incentive Compensation Plan during 2003 to each of the five highest paid executive officers of Ferro:

Performance Share Awards in 2003

		Estimated Future Payouts in Shares(1)
	Number	Threshold Performance	Target Performance	Maximum Performance
Name	of Shares	(25%)	(100%)	(200%)
Hector R. Ortino	40,000	10,000	40,000	80,000
James C. Bays	6,000	1,500	6,000	12,000
Thomas M. Gannon	6,000	1,500	6,000	12,000
Dale G. Kramer	8,500	2,125	8,500	17,000
Millicent W. Pitts	8,500	2,125	8,500	17,000

(1)	Messrs. Ortino, Bays, and Gannon have performance measurements based on corporate earnings per share growth, sales growth and financial leverage ratios. In addition to the corporate performance measurements, Mr. Kramer and Ms. Pitts have measurements based on his or her respective operating group’s growth in sales and profits and average return on net assets. Ms. Pitts has additional measurements based on cumulative free cash flow, working capital, and expense controls.

     Each of the awards listed above has a three-year performance cycle ending on December 31, 2005. The participant must continue to be an employee of Ferro until the end of the performance period in order to qualify for payment. However, if a participant dies, is disabled, or retires, a pro rata payment is made at the end of the performance period based upon the portion of the performance period during which the participant was employed. Also, in the case of a change in control, a cash payment is paid at the time of the change in control equal to (1) the aggregate value of performance share awards based on the remaining term in the executive’s employment or change in control agreement and the portion of the performance period that expired prior to the change in control minus (2) the value of performance share payments actually made.

     The following table sets forth information relating to the performance matrix and actual payouts under the previous Ferro Performance Share Plan for the 2001-2003 performance period to each of our five highest paid executive officers. Each award under the Performance Share Plan was based on a three-year performance cycle ending on December 31, 2003.

Performance Share Payouts for 2001-2003

	Performance Matrix			2003 Payouts(1)
	Threshold	Target	Maximum			Total Cash
Name	(25%)	(100%)	(200%)	Cash	Shares	Value
Hector R. Ortino	$194,627	$778,510	$1,557,020	$384,942	16,319	$769,907
James C. Bays	22,117	88,467	176,934	37,673	1,597	75,346
Thomas M. Gannon	—	—	—	—	—	—
Dale G. Kramer	29,489	117,956	235,912	33,286	1,411	66,571
Millicent W. Pitts	29,489	117,956	235,912	61,240	2,596	122,479

(1)	Mr. Ortino, Mr. Bays and Ms. Pitts had performance measurements based on corporate earnings per share growth, sales growth and completed acquisitions. Mr. Kramer had measurements based on growth in his operating group’s revenue, volume, operating profit, and cumulative free cash flow. Mr. Kramer’s measurements were further adjusted for his operating group’s return on net assets and Ms. Pitts’ measurements were further adjusted based on personal performance objectives.

Pension Benefits

     The following table indicates the amount of annual pension benefits that would be payable at age 65 under the Ferro Corporation Retirement Plan (the “Qualified Plan”) and the Ferro Corporation Nonqualified Retirement Plan (the “Nonqualified Plan”) (collectively, the “Retirement Program”) to officers.

	Years of Service at Age 65
Assumed	With Retirement in 2003
Regular
Compensation	15	20	25	30	35
$200,000	$44,837	$59,783	$74,728	$89,674	$89,674
400,000	94,837	126,449	158,062	189,674	189,674
600,000	144,837	193,116	241,395	289,674	289,674
800,000	194,837	259,783	324,728	389,674	389,674
1,000,000	244,837	326,449	408,062	489,674	489,674
1,200,000	294,837	393,116	491,395	589,674	589,674
1,400,000	344,837	459,783	574,728	689,674	689,674
1,600,000	394,837	526,449	658,062	789,674	789,674
1,800,000	444,837	593,116	741,395	889,674	889,674
2,000,000	494,837	659,783	824,728	989,674	989,674
2,200,000	544,837	726,449	908,062	1,089,674	1,089,674
2,400,000	594,837	793,116	991,395	1,189,674	1,189,674

     Under the Retirement Program, an eligible participant who retires at age 65 with at least 30 years of service will receive a monthly benefit equal to 50% of the average of the participant’s highest five consecutive calendar years of compensation (includes base salary, bonuses, and incentive compensation substantially equivalent to salary, bonus and performance shares as reflected in the Summary Compensation Table), reduced for 50% of primary social security benefits. Service in excess of 30 years will not be taken into account for accrual of retirement benefits. Benefits are payable in a life annuity form with 120 monthly payments guaranteed unless the benefits under the Nonqualified Plan are commuted and paid in a single sum. Benefits are subject to reduction for service of less than 30 years and for early commencement. Furthermore, the benefits payable under the Nonqualified Plan to an eligible participant are conditioned upon the execution of, and compliance with, a noncompetition, nonsolicitation, nondisparagement, and confidentiality agreement.

     The five-year average covered compensation for the individuals listed in the Summary Compensation Table was: Mr. Ortino, $1,897,068; Mr. Bays, $315,767; Mr. Gannon, $285,575; Mr. Kramer, $296,530; and Ms. Pitts, $415,083. As of December 31, 2003, Messrs. Ortino, Bays, Gannon, and Kramer, and Ms. Pitts had 32, 2, 0, 4, and 5 whole years of service, respectively.

Executive Employment Agreements and Change in Control Agreements

     Ferro is a party to an executive employment agreement (the “Executive Employment Agreement”) with Mr. Ortino and a party to change in control agreements (the “Change in Control Agreements”) with Messrs. Bays, Gannon, and Kramer and Ms. Pitts. The purpose of these agreements is to reinforce and encourage the officer’s continued attention and dedication to his or her assigned duties without distraction in the face of solicitations by other employers and the potentially disturbing circumstances arising from the possibility of a change in control of Ferro. The two agreements limit the respective officer’s right to compete against Ferro after the termination of employment. The Change in Control Agreements are not employment agreements.

     Severance benefits are payable under the Executive Employment Agreement if Mr. Ortino’s employment is terminated for reasons other than for cause, disability, death or normal retirement or if Mr. Ortino terminates his employment for “Good Reason.” Good Reason will exist if (1) Ferro fails to honor certain obligations, (2) following a change in control, Mr. Ortino receives a notice of termination which prevents the extension of the term of his employment agreement or (3) Mr. Ortino voluntarily resigns during the three-month period following the first anniversary of a change in control. Severance benefits are also payable if a successor to all or substantially all of the business and/or assets of Ferro fails to expressly assume the Executive Employment Agreement.

     The principal severance benefits to be paid to Mr. Ortino under the Executive Employment Agreement are (1) a lump sum severance payment equal to a full year’s compensation (base salary and incentive compensation) multiplied by three, (2) a lump sum calculated to approximate the present value of the additional retirement benefits to which Mr. Ortino would have become entitled had he remained in the employment of Ferro for the same number of years used in computing the lump sum severance payment, (3) continued participation in Ferro’s employee benefit programs for the same number of years used in computing the lump sum severance payment, and (4) a cash payment in an amount to reimburse, on an after-tax basis, that portion of any excise tax attributable to payments or benefits required to be made to Mr. Ortino. The Change in Control Agreements provide similar severance benefits (with a salary multiplier of two rather than three) if an officer’s employment is terminated following a change in control.

     In accordance with its obligation under the agreements, Ferro has deposited into an escrow account at National City Bank a percentage of the amount that would be payable to each of the officers under the agreements. No officer has a right to receive any amount in the escrow account until Ferro has defaulted in its obligations to that officer under the agreement to which he or she is a party. Interest earned on the escrow account is paid to the Company.

INDEPENDENT AUDITORS

Report of the Audit Committee

     The Audit Committee has reviewed and discussed with Ferro’s management and KPMG LLP, Ferro’s independent auditors, the audited financial statements of the Company for the fiscal year ended December 31, 2003. The Audit Committee has also discussed with KPMG all matters required by generally accepted auditing standards to be discussed. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, has discussed with KPMG its independence, and has concluded that KPMG is independent.

     Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in Ferro’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted,

William B. Lawrence, Chair Dr. Jennie S. Hwang William J. Sharp Alberto Weisser

Appointment of Auditors

     The Audit Committee has sole responsibility for appointing the Company’s independent auditors. KPMG served as Ferro’s auditors for the fiscal year ended December 31, 2003, and the Audit Committee has appointed KPMG to continue as Ferro’s auditors for the current fiscal year. In accordance with its responsibilities under its charter and the NYSE listing standards, the Audit Committee will assess periodically the advisability of rotating audit firms for audits in future years.

     Representatives of KPMG will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Auditors’ Fees

     The Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent auditors for audits of Ferro’s financial statements. In addition, the Audit Committee has sole responsibility for determining whether and under what circumstances Ferro’s independent auditors may be engaged to perform audit-related services and must pre-approve any non-audit related service performed by the independent auditors. Under no circumstances are our independent auditors permitted to perform services of the nature described in section 201 of the Sarbanes-Oxley Act.

     Since May 6, 2003, when the Securities and Exchange Commission rules concerning audit committee pre-approval of audit and non-audit services took effect, 100% of the services provided by KPMG have been approved in accordance with the pre-approval procedures described above.

     For the year ended December 31, 2003, KPMG billed the Company aggregate fees of $3,019,000. Fees for the year 2003, as well as the fees for the preceding year (which totaled $3,377,000), were for the following services:

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Services
2003	$1,862,000	$204,000	$953,000	$0
2002	$2,081,000	$232,000	$1,064,000	$0

     The “Audit-Related Fees” for 2003 related principally to work performed by KPMG with respect to Ferro’s employee benefit plans and assistance KPMG provided in connection with a forensic investigation. The “Tax Fees” for 2003 included $454,000 for tax compliance, planning and preparation of tax returns and $499,000 for tax advisory services. (Effective January 1, 2004, Ferro has discontinued the further use of KPMG’s tax advisory services.)

     The Audit Committee has reviewed all non-audit services described above and has concluded that the provision of these non-audit services is compatible with maintaining KPMG’s independence.

COMPARATIVE PERFORMANCE OF SHAREHOLDER RETURNS

     The chart below compares Ferro’s cumulative total shareholder return for the five years ended December 31, 2003 to that of the Standard & Poor’s 500 Index and the Standard & Poor’s MidCap Specialty Chemicals Index. In all cases, the information is presented on a dividend-reinvested basis and assumes investment of $100.00 on December 31, 1998 in each of the items.

SHAREHOLDINGS

Stock Ownership by Directors, Executive Officers and Employees

     Ferro encourages share ownership by its Directors and executive officers and has ownership guidelines based on base compensation or fees and position within the Company. The information below shows beneficial ownership of Ferro Common Stock by (i) each Director, (ii) each executive officer named in the Summary Compensation Table on page 14 above, and (iii) all Directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. (Except as noted, the information set forth below is as of March 5, 2004.)

	Shares of	Shares Underlying
	Common Stock	Options Exercisable		Series A ESOP
	Owned Directly	Within 60 Days of	Total Common	Convertible
	or Indirectly(1)	Record Date	Stock	Preferred
Michael H. Bulkin	16,969	12,375	29,344	0
Sandra Austin Crayton	11,674	18,938	30,612	0
Jennie S. Hwang	4,348	3,000	7,348	0
William B. Lawrence	7,633	7,375	15,008	0
Michael F. Mee	5,527	4,875	10,402	0
Hector R. Ortino	250,187	494,611	744,798	3,955
William J. Sharp	12,698	12,375	25,073	0
Dennis W. Sullivan	19,648	19,875	39,523	0
Padmasree Warrior	3,710	3,000	6,710	0
Alberto Weisser	5,498	4,875	10,373	0
Four Other Officers Named in Summary Compensation Table
James C. Bays	28,775	29,375	58,148	0
Thomas M. Gannon	25,400	0	25,400	0
Dale G. Kramer	38,716	51,264	88,380	0
Millicent W. Pitts	56,889	86,967	142,621	237
16 Directors and Executive Officers as a Group	522,374	779,280	1,301,654	4,192

(1)	With respect to officers named in the Summary Compensation Table on page 14 above, the shares reported above include:

(a)	16,319, 1,597, 1,411, and 2,596 shares that will be paid out to Messrs. Ortino, Bays, and Kramer and Ms. Pitts, respectively, under the Performance Share Plan in April 2004 with regard to the 2001-2003 performance period (see page 16 above), which are no longer subject to forfeiture,

(b)	116,500, 19,000, 25,700, and 25,200 shares awarded to Messrs. Ortino, Bays, and Kramer and Ms. Pitts, respectively, with regard to the 2002-2004, 2003-2005, and 2004-2006 performance periods and 15,300 shares awarded to Mr. Gannon with regard to the 2003-2005 and 2004-2006 (all of which shares are subject to forfeiture under the former Performance Share Plan and/or the 2003 Long-Term Incentive Compensation Plan), and

(c)	8,289, 1,520, and 4,509 “phantom” shares held for the accounts of Mr. Ortino, Mr. Kramer and Ms. Pitts, respectively, in the voluntary Executive Employee Deferred Compensation Plan and 9,344, 425, 974, and 2,588 “phantom” shares held for the accounts of Messrs. Ortino, Bays and Kramer and Ms. Pitts, respectively, in the Supplemental Defined Contribution Plan.

     As a group, our Directors and officers have beneficial ownership of 3.0% of our outstanding Common Stock. (This percentage includes shares that would be issued if the Directors and officers exercised all stock options vested within 60 days after the record date for the Annual Meeting.) Mr. Ortino, who owns 1.7% of the outstanding Common Stock, is the only Director or executive officer that owns more than 1.0% of the outstanding shares. With regard to Series A ESOP Convertible Preferred Stock, Directors and executive officers as a group own 0.8% of the outstanding shares of that series.

     In addition, based on information available to us, our Directors, executive officers and employees as a group own approximately 11.2% of the outstanding shares of Common Stock. That number assumes all stock options that are exercisable within 60 days of the record date and all of the Series A ESOP Convertible Preferred Stock are converted into Common Stock.

Stock Ownership by Other Major Shareholders

     The following table sets forth information about each person known by us to be the beneficial owner of more than 5% of Ferro’s outstanding Common Stock or stock convertible into Common Stock.

		Percentage of
	Nature and Amount of	Outstanding
Name and Address of Beneficial Owner	Beneficial Ownership	Common Stock
Mario J. Gabelli and related entities (1) One Corporate Center Rye, New York 10017	4,786,365 Shares of Common Stock	11.8%

FMR Corp. and related entities (2) 82 Devonshire Street Boston, Massachusetts 02109	3,697,230 Shares of Common Stock	9.0%

JPMorgan Chase Bank, Trustee(3) Under the Ferro Corporation Savings and Stock Ownership Plan	1,006,156 Shares of Common Stock 603,442 Shares of Convertible Preferred Stock	6.2%

Wachovia Corporation and related entities (4) One Wachovia Center Charlotte, North Carolina 28288	2,441,933 Shares of Common Stock	5.9%

(1)	We obtained the information regarding share ownership from Schedule 13D/A filed March 26, 2003, by Mario J. Gabelli and related entities. Such reporting persons reported sole voting power as to 4,661,865 shares and sole dispositive power as to 4,786,365 shares.

(2)	We obtained the information regarding share ownership from Schedule 13G/A filed February 17, 2004, by FMR Corp, which reported sole voting power as to 398,990 shares and sole dispositive power as to 3,697,230 shares.

(3)	The beneficial owners of the Savings and Stock Ownership Plan are those of our employees who participate in that savings plan. The Trustee votes the shares in the Plan in accordance with the participants’ instructions. The Convertible Preferred Stock is a convertible class of stock that is held in the Plan trust and is non-transferable. When a participant receives a distribution of his or her account balance, the participant receives either Common Stock or cash. Each share of the Convertible Preferred Stock carries one vote and votes together with the Common Stock on most matters. At December 31, 2003, the 603,442 shares of Convertible Preferred Stock were convertible into 1,568,225 shares of Common Stock, representing approximately 3.6% of the combined number of shares of Common Stock and Convertible Preferred Stock outstanding.

(4)	We obtained the information regarding share ownership from Schedule 13G filed February 11, 2004, by Wachovia Corporation, which reported sole voting power as to 2,005,684 shares, shared voting power as to 1,800 shares, sole dispositive power as to 2,413,472 shares, and shared dispositive power as to 8,531 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish Ferro with copies of all section 16(a) forms they file.

     Based solely upon a review of Forms 3 and 4 (including amendments to such forms) furnished to us during 2003 and Forms 5 (including, again, amendments to such forms) we received with respect to 2003, no Director, officer, beneficial owner of more than ten percent of its outstanding Common Stock, or stock convertible into Common Stock, or any other person subject to section 16 of the Exchange Act failed to file on a timely basis during 2003 or prior fiscal years any reports required by section 16(a) of the Exchange Act.

SHAREHOLDER PROPOSALS FOR THE
2005 ANNUAL MEETING

     Any shareholder who intends to present a proposal at the 2005 Annual Meeting and who wishes to have the proposal included in Ferro’s proxy statement and form of proxy for that meeting must deliver the proposal to Ferro at our headquarters, 1000 Lakeside Avenue, Cleveland, Ohio 44114, not later than November 26, 2004.

     Any shareholder who intends to present a proposal at the 2005 Annual Meeting other than for inclusion in Ferro’s proxy statement and form of proxy must deliver the proposal to Ferro at our headquarters, 1000 Lakeside Avenue, Cleveland, Ohio 44114, not later than February 9, 2005 or such proposal will be untimely. Ferro reserves the right to exercise discretionary voting authority on the proposal if a shareholder has failed to submit the proposal by February 9, 2005.

MISCELLANEOUS

     Ferro will bear the cost of preparing and mailing this statement, with the accompanying proxy and other instruments. Ferro will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding such instruments to and obtaining proxies from security holders and beneficiaries for whose account they hold registered title to Ferro shares. In addition to using the mail, Directors, officers and other employees of Ferro, acting on its behalf, may also solicit proxies, and Morrow & Co., New York, New York, has been retained, at an estimated cost of $7,500 plus expenses, to aid in the solicitation of proxies from brokers, institutional holders and individuals who own a large number of shares. Proxies may be solicited personally, by telephone, or by telegram. This proxy statement and the accompanying proxy will be sent to shareholders by mail on or about March 26, 2004.

     Under the Ohio General Corporation Law, if a shareholder desires cumulative voting for election of the Directors, then the shareholder must provide written notice to the President, a Vice President or the Secretary of Ferro at least forty-eight hours before the meeting. Upon announcement of this notice at the meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder is entitled to that number of votes equal to the number of shares that he or she owns multiplied by the number of Directors to be elected. Each shareholder may cast all of his or her votes for a single nominee or may distribute his or her votes among as many nominees as he or she sees fit. As indicated on page 7 above, if the election of Directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment. Those nominees receiving the largest number of votes for the Director positions to be filled will be elected to those positions. Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the meeting, but will be deemed not voting on the issues or matters as to which the abstention and non-votes are applicable.

     Only the business set forth above in this notice of meeting will be acted upon at the Annual Meeting of Shareholders.

FERRO CORPORATION

By:	Mary Ann Jorgenson, Secretary

March 26, 2004

Charter of the
Audit Committee

A.	Purpose

     The Audit Committee will assist the Board with oversight of –

1.	The integrity of the Corporation’s financial statements,

2.	The Corporation’s compliance with all legal and regulatory requirements relating to its financial reports, including the annual Audit Committee report as required by the Securities Exchange Act of 1934,

3.	The Corporation’s external independent auditors’ qualifications, independence, and performance,

4.	The performance of the Corporation’s internal audit and risk management functions,

5.	Compliance with the Corporation’s legal and ethical policies, and

6.	The Corporation’s accounting practices and systems of internal control.

Notwithstanding the above, the Committee will not be responsible for conducting audits, preparing financial statements, or accuracy of any financial statements or filings, all of which remain the responsibility of management and the independent auditors.

B.	Composition

1.	The Committee will consist of such number of directors as the Board determines from time to time, but the Committee shall have at least three members at all times.

2.	Each member of the Committee must be “independent” (as determined by the Board in compliance with SEC Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and the NYSE listing standards.

3.	Each member of the Committee must be or become “financially literate” (as determined by the Board) within a reasonable period of time after appointment to the Committee.

4.	No member of the Committee will be permitted to serve simultaneously on the Committee and the audit committees of more than two other public companies without the prior approval and authorization of the Board.

C.	Responsibilities

In addition to other duties and responsibilities that may be assigned to the Committee from time to time by the Board or that the Committee itself may determine are required in order for it to achieve its stated purpose, the Committee will have the following goals and responsibilities:

1.	Integrity of the Corporation’s Financial Statements

a.	The Committee will discuss with the Corporation’s management and independent auditors the Corporation’s annual and quarterly financial statements, including the Corporation’s disclosures under the heading “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”

b.	The Committee will discuss periodically with the Corporation’s management earnings releases and other financial information concerning the Corporation,

including financial information and earnings guidance provided to analysts and rating agencies.

c.	The Committee will review with management and the Corporation’s independent auditors the annual financial statements, including the independent auditors’ judgment about

i.	The quality of the accounting principles as applied,

ii.	The reasonableness of significant judgments, and

iii.	Any other matters required to be communicated by the Corporation’s independent auditors under generally accepted auditing practices.

d.	The Committee will pre-review any management proposal to seek a second opinion on significant accounting issues.

2.	Compliance with Legal and Regulatory Requirements

a.	Periodically, the Committee will meet separately with –

i.	Management,

ii.	The independent auditors, and

iii.	The head of internal audit.

b.	The Committee will have, or delegate authority to the chair of the Committee to have, discussions with the independent auditors required under generally accepted auditing practices with respect to the independent auditors’ review of interim financial statements to be included in the Corporation’s quarterly reports on Form 10-Q.

c.	The Committee will have discussions with the independent auditors required under generally accepted auditing practices with respect to the independent auditors’ audit of annual financial statements to be included in the Corporation’s annual report on Form 10-K and to review any audit problems or difficulties and management’s response.

d.	The Committee will review annually and recommend to the Board whether the financial statements presented by management should be included in the Corporation’s Annual Report on Form 10-K.

e.	The Committee will issue annually a report for inclusion in the proxy statement that contains the disclosures about the Audit Committee and its functioning required under applicable NYSE rules and SEC regulations.

3.	Independent Auditors’ Qualifications, Independence and Performance

a.	The Committee will be directly responsible for appointing the Corporation’s independent auditors, subject only to ratification of its selection by the Corporation’s shareholders if requested by the Board, and for the compensation, retention, and oversight of the work of such independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and the independent auditors will report directly to the Committee.

b.	The Committee will engage only independent auditors that are duly registered with the Public Company Accounting Oversight Board and have sufficient independence to perform their auditing responsibilities as required by law and generally accepted auditing practices.

c.	The Committee will oversee the work of the Corporation’s independent auditors, including resolution of any disagreements between management and the independent auditors regarding financial reporting.

d.	The Committee will review the annual audit plan with the independent auditors.

e.	The Committee will require the independent auditors to provide the Committee, and the Committee will review, at least annually a report from the independent auditors describing the following:

i.	The auditing firm’s internal quality control procedures,

ii.	Any material issues raised by the auditing firm’s most recent internal quality control review or peer review and by any governmental or professional authorities within the preceding five years with respect to one or more independent audits carried out by the auditing firm,

iii.	Any steps taken by the auditing firm with respect to any of the issues raised in paragraph ii. above, and

iv.	Any relationships between the auditing firm and the Corporation or its Board or management which might reasonably be expected to have any effect on the auditing firm’s independence.

f.	The Committee will have sole authority, in consultation with management, for approving the terms and fees for the engagement of and for engaging the independent auditors to perform for the Corporation –

i.	Audits, reviews, and attestations of the financial statements of the Corporation and its subsidiaries and controlled affiliates,

ii.	Audit-related services, and

iii.	Non-audit services.

Generally, the Committee will not engage the independent auditors to perform any work other than audit services or pre-approved audit-related service except in extraordinary circumstances. Under no circumstances will the Committee engage independent auditors to perform any non-audit services of the nature described in Section 15 U.S.C. 78j-1(g).

g.	The Committee will assess at least annually its evaluation of the qualifications, independence and performance of the Corporation’s independent auditors.

h.	The Committee will assess periodically the advisability of rotating audit firms for future-years’ audits.

i.	The Committee will have sole responsibility for terminating the Corporation’s independent auditors.

4.	Performance of the Corporation’s Internal Audit and Risk Management Functions

a.	The Committee will oversee the internal controls and audit functions of the Corporation, including the controls applicable to the quarterly and annual reporting process.

b.	The Committee will review periodically the internal audit function for adequacy and competence of staffing.

c.	The Committee will periodically

i.	Discuss with management the Corporation’s guidelines and policies governing the assessment and management of financial and other risks, and

ii.	Discuss with management any major financial risk exposures and the steps management has taken to monitor and control such exposures.

     d. The Committee will establish internal procedures within the Corporation for –

i.	Receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters,

ii.	The confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters, and

iii.	Review with counsel to the Corporation of any issues of potential fraud or illegal conduct.

5.	Legal and Ethical Policies

a.	The Committee will periodically review with management key internal management policy guidelines with respect to whether –

i.	Such guidelines create a suitable control environment for management of the Corporation and its subsidiaries and affiliates,

ii.	Management has in place appropriate mechanisms to assure implementation of such guidelines, and

iii.	Management is required to certify at least annually compliance with such guidelines.

b.	Without limiting the generality of paragraph 5.a above, the Committee will periodically review with management the Corporation’s policies with respect to:

i.	Conflicts of interest,

ii.	Misappropriation of corporate opportunities,

iii.	Confidentiality,

iv.	Fair dealing with the Corporation’s customers, suppliers, competitors and employees,

v.	Protection, safeguarding and proper use of assets of the Corporation,

vi.	Reporting, investigation and resolution of issues involving violations of the Corporation’s policies and ethical misbehavior.

c.	The Corporation’s policies and procedures will provide that –

i.	All exceptions to and waivers of the Corporation’s ethical and internal control policies are properly disclosed, documented and approved by the Committee, and

ii.	No employee is disciplined, punished or otherwise disadvantaged as a consequence of reporting in good faith violations of the Corporation’s policies.

d.	The Committee will review and approve the Corporation’s code of ethics for the Corporation’s senior financial officers in compliance with the requirements of section 406 of the Sarbanes-Oxley Act of 2002.

D.	Other Duties and Authorities

1.	The Committee will have authority to obtain, at the Corporation’s expense and as it deems appropriate, advice and assistance from outside legal, accounting and other advisors.

2.	No employee or former employee of the Corporation’s independent auditors may be employed, directly or indirectly, by the Corporation without the Committee’s prior approval, which approval may be given only after the Committee affirmatively determines that the employment of such individual has not and will not affect adversely the independent auditors’ independence.

3.	The Committee will evaluate annually the Corporation’s audit process, addressing at least the following:

a.	Any major issues regarding accounting principles and financial statement presentation, including

i.	Any significant changes in the Corporation’s selection or application of accounting principles,

ii.	Any major issues as to the adequacy of the Corporation’s internal controls,

iii.	Any special audit steps adopted in light of material control deficiencies, and

iv.	After review with the Corporation’s independent auditors, any audit problems or difficulties and management’s response.

b.	Any analyses prepared by management and/or independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative methods of applying generally accepted accounting principles on the Corporation’s financial statements.

c.	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

4.	The Committee will review press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

5.	The Committee will assess its own performance annually.

E.	Other

1.	The Corporation will provide appropriate funding, as determined by the Committee, for payment of –

a.	Compensation to the Corporation’s independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Corporation,

b.	Compensation to any advisers employed by the Committee under item D.1 above, and

c.	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

2.	The Corporation will provide ongoing training as requested by the Committee to allow each Committee member to maintain his or her financial literacy.

3.	The Corporation will provide the Committee access to the Corporation’s Manager of Internal Audit on a regular basis as needed to accomplish the Committee’s oversight function.

4.	The Committee will report regularly to the Board.

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept National City Bank, P.O. Box 92301 Cleveland OH 44193-0900.

Vote by Telephone Call toll-free using a touch-tone phone: 1-800-542-1160	Vote by Internet Access the Website and cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. eastern daylight time on Thursday, April 29, 2004 in order to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy by mail.

YOUR CONTROL NUMBER IS:

Proxy must be signed and dated below.
— Please fold and detach card at perforation before mailing. —

FERRO CORPORATION	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 30, 2004.

The undersigned shareholder of Ferro Corporation hereby appoints James C. Bays and M. A. Jorgenson, the proxies of the undersigned, to vote the shares of the undersigned at the 2004 Annual Meeting of Shareholders of the Corporation and any adjournment thereof upon the proposals on the reverse side.

Signature

Signature if held jointly

Date: , 2004
NOTICE: When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. A proxy given by a corporation should be signed in the corporate name by the chairman of its board of directors, its president, vice president, secretary, or treasurer.

— Please fold and detach card at perforation before mailing. —

FERRO CORPORATION	PROXY

Please indicate how you wish your shares to be voted. Unless otherwise indicated, the proxies will vote FOR proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS VOTES BE CAST FOR PROPOSAL 1.

1.	ELECTION OF DIRECTORS

Nominees for terms expiring in 2007:

(01) Michael H. Bulkin	(02) Michael F. Mee	(03) William J. Sharp	(04) Alberto Weisser

☐	FOR all nominees listed above (except as listed to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

VOTE BY TELEPHONE

Have your voting instruction card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your voting instruction card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your voting instruction card and return it in the postage-paid envelope provided or return it to:
Stock Transfer Dept National City Bank, P.O. Box 92301 Cleveland OH 44193-0900.

Vote by Telephone Call toll-free using a touch-tone phone: 1-800-542-1160	Vote by Internet Access the Website set forth below and cast your vote: http://www.votefast.com	Vote by Mail Return your voting instruction card in the postage-paid envelope provided

Your telephone or Internet vote with respect to your Plan account must be received by 11:59 p.m. EDT on April 26, 2004 in order to be counted in the final tabulation.

See reverse side for voting instructions.

To Vote Shares of Company Stock Allocated to Your Plan Account	To Vote Uninstructed Shares of Company Stock in the Plan
Control Number:	Control Number:

If you vote by mail, the voting instruction card below must be signed and dated.
— Please fold and detach card at perforation before mailing. —

FERRO CORPORATION	CONFIDENTIAL VOTING INSTRUCTIONS

The undersigned, a participant in the Ferro Corporation Savings and Stock Ownership Plan and/or the Ferro Corporation Bargaining Unit 401(k) Plan (the “Plan”), hereby instructs the Trustee under the Plan, to vote the shares of Company stock allocated to his or her Plan account at the 2004 Annual Meeting of Ferro Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

1.	ELECTION OF DIRECTORS

Nominees for terms expiring in 2007:

(01) Michael H. Bulkin	(02) Michael F. Mee	(03) William J. Sharp	(04) Alberto Weisser

☐	FOR all nominees listed above (except as listed to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

To withhold authority to vote for any individual nominee, write that nominee’s name below:

Your voting instructions will be kept confidential. Under no circumstances will the Trustee or any of its agents disclose to Ferro Corporation or any other party how you voted.	Signature-Please sign exactly as your name appears above.
Date: , 2004

As a participant in the Ferro Corporation Savings and Stock Ownership Plan and/or the Ferro Corporation Bargaining Unit 401(k) Plan (the “Plan”), you have the right to instruct JPMorgan Chase Bank, as Trustee, to vote the shares allocated to your Plan account. You also have the ability, acting as a Named Fiduciary under the Plan, to instruct JPMorgan Chase Bank to vote a pro rata portion of the shares of Company stock (based on the ratio of the amount of Company stock in your Plan account to the total amount of Company stock in the Plan for which instructions are received) allocated to other participants’ Plan accounts for which the Trustee does not receive voting instructions.

To direct the Trustee to vote the shares of Company stock allocated to your Plan account by mail, please sign this voting instruction card on the reverse side. To direct the Trustee to vote the shares of Company stock allocated to your Plan account by telephone or the Internet, please follow the instructions on the reverse side and use the Control Number printed in Green.

To direct the Trustee to vote the uninstructed shares of Company stock in the Plan by mail, please sign this voting instruction card below. To direct the Trustee to vote the uninstructed shares of Company stock allocated to the Plan accounts of other participants by telephone or the Internet, please follow the instructions on the reverse side and use the Control Number printed in Blue.

If you vote by telephone or the Internet, please do not send your voting instruction card by mail.

— Please fold and detach card at perforation before mailing. —

FERRO CORPORATION	CONFIDENTIAL VOTING INSTRUCTIONS

The undersigned participant, acting as a Named Fiduciary under the Ferro Corporation Savings and Stock Ownership Plan and/or the Ferro Corporation Bargaining Unit 401(k) Plan (the “Plan”), hereby instructs the Trustee under the Plan to vote the shares subject to this instruction at the 2004 Annual Meeting of Ferro Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

1.	ELECTION OF DIRECTORS

Nominees for terms expiring in 2007:

(01) Michael H. Bulkin	(02) Michael F. Mee	(03) William J. Sharp	(04) Alberto Weisser

☐	FOR all nominees listed above (except as listed to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

Your voting instructions will be kept confidential. Under no circumstances will the Trustee or any of its agents disclose to Ferro Corporation or any other party how you voted.	Signature-Please sign exactly as your name appears above.
Date: , 2004